EXHIBIT 99.1
                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471



FOR IMMEDIATE RELEASE
                                                  CONTACT:      DANIEL M. HEALY
                                                  EXECUTIVE VICE PRESIDENT
                                                  CHIEF FINANCIAL OFFICER
                                                  (631)844-1258



              NORTH FORK TO PRESENT AT KBW BANK SYMPOSIUM IN BOSTON

                MELVILLE, N.Y. - MARCH 6, 2002 - NORTH FORK BANCORPORATION, INC. (NYSE: NFB) will be presenting at the Keefe, Bruyette & Woods, Inc., Eastern Regional Bank Symposium in Boston on THURSDAY, MARCH 7 AT 9:00 A.M. (EST).

         Keefe, Bruyette & Woods is scheduled to audio-webcast North Fork's presentation live during the conference.

To access this webcast log on to:
HTTP://CUSTOMER.NVGLB.COM/KBW/REGIONALBANK/

         The presentation will also be available through North Fork Bank's website WWW.NORTHFORKBANK.COM and click on INVESTOR PRESENTATION.



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The presentation may contain certain forward-looking statements. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, worldwide political and social unrest including acts of war, changes in interest rates, deposit flows, loan demand and competition; changes in legislation or regulation; changes in accounting principles, policies or guidelines; and other economic, competitive, governmental, regulatory, and technological factors affecting NFB's operations, pricing, products and services. Investors are encouraged to read NFB's periodic reports filed with the Securities and Exchange Commission. Access these filings as well as other financial and business information regarding the company at www.northforkbank.com.